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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

                                  June 4, 2002

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our estimates of reserves of The Exploration Company of Delaware, Inc. (the "Company"), for the year ended August 31, 1999, and for the four months ended December 31, 1999, which estimates were included in the Company's Annual Report on Form 10-K, for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                            POLLARD, GORE & HARRISON
                                            323 Congress Ave.
                                            Suite 200
                                            Austin, Texas 78701


                                            /s/ C.  Glenn Harrison
                                            -----------------------------------
                                            C.  Glenn Harrison, President